Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Botetourt Bankshares, Inc. on Form S-1 of our report dated March 29, 2011, which appears in their Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Galax, Virginia

October 18, 2011